Exhibit 99.5

REPORT OF INDEPENDENT AUDITORS

AND FINANCIAL STATEMENTS

NORTHWEST MEDICAL, INC.

December 31, 2017

Northwest Medical, Inc.

Table of Contents

PAGE

Report of Independent Auditors	1–2

Financial Statements
Balance sheet	3
Statement of income and retained earnings	4
Statement of cash flows	5
Notes to financial statements	6–14

Report of Independent Auditors

To the Stockholders of

Northwest Medical, Inc.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Northwest Medical, Inc., which comprise the balance sheet as of December 31, 2017, and the related statements of income and retained earnings, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northwest Medical, Inc. as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As explained in Note 6 to the financial statements, the 2017 financial statements have been restated to correct a misstatement. Our opinion is not modified with respect to this matter.

/s/ Moss Adams LLP

Portland, Oregon

November 21, 2018

Northwest Medical, Inc.

Balance Sheet

December 31, 2017

(Amounts in thousands, except for share information)

(Restated – See Note 6)

Assets
Current assets:
Cash and cash equivalents	$1,723
Accounts receivable, net of allowance of $190 for doubtful accounts	2,191
Inventories	2,273
Rental inventories	438
Prepaid expenses	143
Total current assets	6,768

Equipment
Medical equipment	1,407
Furniture and office equipment	299
Vehicles	241
1,947
Less: accumulated depreciation	1,373
574
Total assets	$7,342

Liabilities and stockholder's equity
Current liabilities:
Accounts payable	$932
Accrued expenses	193
Total current liabilities	1,125

Commitments and Contingencies - Note 7

Stockholder's equity:
Common stock, no par value, 1,000,000 shares authorized;
23,000 shares issued and outstanding	49
Retained earnings	6,169
Total stockholder's equity	6,218
Total liabilities and stockholder's equity	$7,342

See accompanying notes.3

Northwest Medical, Inc.

Statement of Income and Retained Earnings

Year Ended December 31, 2017

(In thousands)

(Restated – See Note 6)

Revenues	$13,712
Costs of revenues	7,257
Gross profit	6,455

Operating expenses	3,807

Income from operations	2,648
Other income (expense):
Gain on sale of equipment	23
23
Net income	$2,671

Retained earnings
Retained earnings at December 31, 2016, as previously reported	$5,760
Prior period adjustments:
Error in depreciation of leasehold improvements	(522)
Error in expensing of rental equipment	460
Retained earnings at December 31, 2016, as restated	5,698
Net income	2,671
Distributions	(2,200)
Retained earnings at December 31, 2017	$6,169

See accompanying notes.4

Northwest Medical, Inc.

Statement of Cash Flows

Year Ended December 31, 2017

(In thousands)

(Restated – See Note 6)

Operating activities
Net income	$2,671
Adjustments to reconcile net income to net cash provided by operations
Depreciation	220
Gain on sale of equipment	(23)
Changes in operating assets and liabilities:
Accounts receivable	345
Inventories	(220)
Rental inventories	22
Prepaid expenses	25
Accounts payable	73
Accrued expenses	26
Net cash provided by operating activities	3,139

Investing activities
Purchase of equipment	(55)
Proceeds from sale of equipment	30
Net cash used in investing activities	(25)

Financing activities
Distributions	(2,200)
Net cash used in financing activities	(2,200)
Increase in cash and cash equivalents	914
Cash and cash equivalents at beginning of year	809
Cash and cash equivalents at end of year	$1,723

See accompanying notes.5

Northwest Medical, Inc.

Notes to Financial Statements (in thousands)

Note 1 – Organization and Nature of Operations

Northwest Medical, Inc. (the "Company") is in the business of the distribution of durable medical equipment, including sleep and respiratory care equipment, including positive air pressure equipment and supplies, ventilators, and oxygen equipment, through sales or rental arrangements, to customers primarily in Oregon, Washington, and Alaska.

The Company operates within the health care industry, which is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditations, government health care programs participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Government activity continues with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs together with the imposition of significant fines and penalties, as well as significant repayment for patient services previously billed. Management believes the Company is in compliance with fraud and abuse as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions known or unasserted at this time.

Entities doing business with governmental payors, including Medicare and Medicaid, are subject to risks unique to the government-contracting environment that are difficult to anticipate and quantify. Revenues are subject to adjustment as a result of examination by government agencies as well as auditors, contractors, and intermediaries retained by the federal, state, or local governments (collectively “Government Agents”). Resolution of such audits or reviews often extends (and in some cases does not even commence until) several years beyond the year in which services were rendered and/or fees received. In accordance with generally accepted accounting principles, to account for the uncertainty around governmental payor regulations and audits, the Company estimates the amount of revenue that will ultimately be received under these programs. The result of future examinations or audits could vary from these estimates.

The Company is exposed to various risks of loss related to torts; theft of, damage to, and destruction of assets; errors and omissions, injuries to employees; and natural disasters. These risks are covered by commercial insurance purchased from independent third parties. To date, no claims have exceeded commercial insurance coverage.

The Company has insurance coverage to provide protection for professional liability losses on a claims-made basis. Should the claims-made policy not be renewed or replaced with equivalent insurance, claims based on occurrences during its term, but reported subsequently will be uninsured.

Northwest Medical, Inc.

Notes to Financial Statements (in thousands)

Note 2 – Summary of Significant Accounting Policies

Basis of accounting – The financial statements have been prepared on the accrual basis of accounting principles generally accepted in the United States of America.

Use of estimates – The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Estimates are used in accounting for, among other things, the allowance for doubtful accounts, inventory obsolescence, amortization and depreciation.

Segments – The Company operates in one segment; the durable medical equipment segment.

Concentration of risk – The Company’s durable medical equipment revenue and related accounts receivable are concentrated with third-party Payors.

The percentage concentrations were as follows for the year ended December 31, 2017:

Revenues
Other third-party insurance	39%
Medicaid	20%
Private pay	16%
Medicare	13%
Regence	12%

100%

Cash and cash equivalents – Cash and cash equivalents are comprised of cash and highly liquid investments with original maturities of 90 days or less at the date of purchase. Cash equivalents consist primarily of money market funds. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent the amounts on deposit or invested are in excess of amounts that are insured.

Accounts receivable – Accounts receivable are customer obligations due under normal sales and rental terms and represent the amount estimated to be collected from the customers and, if applicable, the third-party private insurance provider or government program (collectively, Payors), based on the contractual agreements. The Company does not require collateral in connection with its customer transactions. The Company extends unsecured credit to its customers located primarily in Oregon, Washington, and Alaska on open account.

Northwest Medical, Inc.

Notes to Financial Statements (in thousands)

Note 2 – Summary of Significant Accounting Policies (continued)

The allowance for doubtful accounts is maintained at a level that, in management’s opinion, is adequate to absorb potential credit losses related to accounts receivable and is based upon the Company’s evaluation of the collectability of outstanding balances. Management’s evaluation takes into consideration such factors as past experience, economic conditions and information about specific receivables. The Company’s evaluation also considers the age and composition of the outstanding amounts in determining their net realizable value.

The Company generally does not allow returns from providers for reasons not covered under the manufacturer’s standard warranty. Therefore, there is no provision for sales return reserves.

Inventories – Inventory consisting of finished goods respiratory supplies and equipment is valued at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method. The Company reduces the carrying value of inventories for items that are potentially excess, obsolete, or slow-moving based on changes in customer demand, technology developments or other economic factors. The Company bases its provisions for excess, expired and obsolete inventory primarily on estimates of forecasted net sales. A significant change in the timing or level of demand for products as compared with forecasted amounts may result in recording additional provisions for excess, expired and obsolete inventory in the future.

Rental inventory – Rental inventory consists of CPAP machines that are rented out to customers. Management has estimated the useful lives of equipment leased to customers where title ultimately transfers to customers (e.g. capped rentals, typically 13 months with title transfer) based upon an analysis of ultimate disposition of rental equipment, some of which is returned to the Company and either re-leased or sold.

The Company recognizes depreciation in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives, which considers the term of lease for any leased assets.

Equipment – Equipment is stated at cost. Maintenance, repairs, and minor replacements are charged to operations as incurred. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are eliminated from the stated accounts and any gain or loss is recorded. Depreciation is provided on all equipment using the straight-line method based on an estimated useful life of five years.

Long-lived assets – Long-lived assets include equipment, which is evaluated for potential impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable based on undiscounted cash flows. If an impairment is indicated, the Company records the impaired asset at fair value, and records a charge to operations. No such impairment triggering events were identified in the year ended December 31, 2017.

Northwest Medical, Inc.

Notes to Financial Statements (in thousands)

Note 2 – Summary of Significant Accounting Policies (continued)

Fair value measurements – Fair value is defined as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

US GAAP provides a framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

▪Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

▪Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

▪Level 3: Unobservable inputs reflecting the Company’s own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

All financial assets or liabilities that are measured at fair value on a recurring and non-recurring basis have been segregated into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date. The Company does not have any assets or liabilities that are measured at fair value at December 31, 2017.

Income taxes – The Company elected to change from a C corporation to an S corporation effective January 1, 2004. As an S corporation, payment of federal and state taxes on income is the responsibility of the stockholder rather than the Company. Accordingly, no provision for federal and state income tax expense is included in the financial statements on the Company's income for the year ended December 31, 2017.

Management of the Company has analyzed the tax positions taken by the Company and has concluded that as of December 31, 2017 there are no uncertain positions taken or expected to be taken that would require disclosure in the financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax period in progress. The Company's management believes it is no longer subject to income tax examinations for years prior to December 31, 2014.

Northwest Medical, Inc.

Notes to Financial Statements (in thousands)

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue recognition – The Company’s policy for revenue recognition is as follows:

Equipment Sales and Services Revenues – The Company sells medical equipment, replacement parts and supplies to customers and recognizes revenue at the point control is transferred through delivery to the customer. Each piece of equipment, part or supply is distinct and separately priced thus they each represent a single performance obligation.

The Company considers revenue to be realized or realizable and earned when all of the following criteria are met: persuasive evidence of a sales arrangement exists; delivery has occurred or services have been rendered; the price is fixed or determinable; and collectability is reasonably assured. Revenue is reported at the estimated net realizable amounts from patients, third-party payers, and others for services rendered or equipment provided.

Equipment Rental Revenue – The Company recognizes rental revenue of equipment on a straight-line basis over the non-cancelable term of the lease. The Company leases durable medical equipment to customers for a fixed monthly amount on a month to month basis. The contractual length of the lease term varies based on the type of equipment that is rented to the customer, but generally is 13 months. In the case of capped rental agreements, title to the equipment transfers to the customer at the end of the contractual rental period. The customer has the right to cancel the lease at any time during the rental period for a subsequent month’s rental and payments are generally billed in advance on a month to month basis. Rental income from operating leases is recognized on a month to month basis, based on contractual lease terms when collectability is reasonably assured. Certain customer co-payments are included in revenue when considered probable of payment, which is generally when paid.

The lease term begins on the date products are delivered to patients and are recorded at amounts estimated to be received under reimbursement arrangements with third-party payors, including Medicare, private payors, and Medicaid. Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenue and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain Payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application or claim denial. There were no material changes in estimates recorded in the current period, relating to prior periods.

Northwest Medical, Inc.

Notes to Financial Statements (in thousands)

Note 2 – Summary of Significant Accounting Policies (continued)

Included in rental revenue are unbilled amounts for which the revenue recognition criteria had been met as of period-end but were not yet billed to the Payor. The estimate of net unbilled rental revenue recognized is based on historical trends and estimates of future collectability. In addition, the Company estimates potential future adjustments and write-offs of these unbilled amounts and includes these estimates in the allowance for adjustments and write-offs of rental revenue which is netted against gross receivables.

Advertising costs – The Company expenses advertising and promotional costs as they are incurred. Advertising costs included in operating expenses were $18 for the year ended December 31, 2017.

Shipping and delivery costs – Shipping and delivery costs are included in cost of revenues.

Sales taxes – Amounts billed to customers for sales taxes are classified as revenue. Sales tax costs incurred by the Company are classified as cost of revenue. The amounts of those taxes included in revenues and cost of revenue totaled $198 for the year ended December 31, 2017.

Recent accounting pronouncements – In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. Leases will be classified as either operating or finance, and classification will be based on criteria similar to current lease accounting, but without explicit bright lines. The guidance is effective for annual reporting periods beginning after December 15, 2019. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which supersedes all existing revenue recognition requirements, including most industry-specific guidance. The new standard requires a company to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The new standard will be effective on January 1, 2019 The Company is currently evaluating the potential impact that ASU 2014-09 may have on its financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

Northwest Medical, Inc.

Notes to Financial Statements (in thousands)

Note 3 – Related Party Transactions

Operating leases – The premises for the Company’s Portland, Oregon and Anchorage, Alaska locations are leased from the sole Stockholder of the Company and minimum rental payments of $15 and $9 per month, respectively, were required during the year ended December 31, 2017. In addition, the Company is also responsible for all real estate taxes, insurance, and operating expenses applicable to each property. The lease terms expire for the Portland, Oregon and Anchorage, Alaska locations on October 31, 2030 and January 31, 2025, respectively.

Note 4 – Employee Benefit Plan

The Company has established a retirement plan pursuant to Internal Revenue Code Section 401(k) covering all full-time employees who have completed three months of service and who are not represented for collective bargaining purposes by any collective bargaining unit. The plan is funded by employee contributions and provides for matching contributions by the Company of at least 10% for 2017, of the employee salary deferral. The Company may also make a discretionary contribution at the end of the plan year. The Company's matching contributions were $21 for the year ended December 31, 2017. The Company did not make discretionary contributions for the year ended December 31, 2017.

Note 5 – Lease Commitments

In addition to the premises described above, the Company is a lessee under various non-cancellable operating leases with remaining lease terms in excess of one year. Certain lease agreements have renewal options.

Minimum future payments for all leases, including related party lease arrangements, are as follows:

Year ended December 31,	Related Parties	Other Parties	Total

2018	$326	$157	$482
2019	344	142	486
2020	350	92	442
2021	356	20	376
2022	362	-	362
Thereafter	290	-	290

	$2,027	$411	$2,437

Rental expense under operating leases, including month to month rentals, was $465 for the year ended December 31, 2017.

Northwest Medical, Inc.

Notes to Financial Statements (in thousands)

Note 6 – Prior Period Adjustment

Beginning retained earnings has been adjusted to correct an error in the life used to amortize leasehold improvements. Prior to this correction, leasehold improvements were amortized over 30 years, rather than the shorter of the useful life or the life of the lease. As a result of the correction, the net balance of leasehold improvements of $486 was removed from the balance sheet and beginning retained earnings was decreased by $522. The correction of the error also resulted in an increase to net income of $36 due to no amortization necessary for the year ended December 31, 2017.

In addition, beginning retained earnings was adjusted to correct for previously expensed rental equipment. Historically, rental equipment was expensed at the time of purchase, rather than capitalized and amortized to expense over the lease period. In order to capitalize net rental equipment to the balance sheet, beginning retained earnings was increased by $460. The correction of the error also resulted in an increase to current assets of $438 and a decrease to net income of $22 due to the timing difference between amortizing the expense and the previous expense recorded at the time of purchase.

Certain amounts from the previously reported financial statements have been reclassified to conform to the current year presentation.

Below is the effect on the financial statements of the correction of the errors and reclassification of account:

	December 31, 2017 As Previously Reported	Prior Period Adjustment	Reclassification of Account	December 31, 2017 As Restated

Total assets	$7,411	$(48)	$(21)	$7,342

Total liabilities	1,146	-	(21)	1,125

Common stock	49	-	-	49

Retained earnings
Beginning of year	5,760	(62)	-	5,698
Net income	2,657	14	-	2,671
End of year	6,217	(48)	-	6,169

Northwest Medical, Inc.

Notes to Financial Statements (in thousands)

Note 7 – Commitments and Contingencies

In the normal course of business, there could be various outstanding contingent liabilities such as, but not limited to, the following:

•	Lawsuits alleging negligence in care
•	Environmental pollution
•	Violation of regulatory body's rules and regulations
•	Violation of federal and/or state laws

No contingent liabilities such as, but not limited to those described above, are reflected in the accompanying financial statements. No such liabilities have been asserted and, therefore, no estimate of loss, if any, is determinable.

Note 8 – Subsequent Events

For the Company’s financial statements as of December 31, 2017 and for the year then ended, the Company evaluated subsequent events through November 21, 2018, the date on which these financial statements are available to be issued.

On March 9, 2018, the sole stockholder of the Company sold all of the outstanding common stock in the Company to an unrelated party (Buyer) effective March 9, 2018 and the Company was converted from a S-Corporation to a LLC.

On September 7, 2018, the Buyer sold an 80.1% interest in the Company to Great Elm Capital Group, Inc. and contributed its remaining 19.9% interest to form Great Elm DME Holdings, Inc., a majority-owned company of Great Elm Capital Group, Inc.